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                                  FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                        CHARLOTTE RUSSE HOLDING, INC.
______________________________________________________________________________
           (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                 33-0724325
________________________________________  ____________________________________
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


        4645 Morena Boulevard
            San Diego, CA                                 92117
________________________________________  ____________________________________
(Address of Principal Executive Offices)               (Zip Code)

    Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered

            Not Applicable                         Not Applicable
________________________________________  ____________________________________

________________________________________  ____________________________________


Securities Act registration statement file number to which this form relates
                                  333-84297


     Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $.01 per share
______________________________________________________________________________
                              (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

     Description of the Registrant's Common Stock, par value $.01 per share, is contained in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 2, 1999 (File No. 333-84297) under the Securities Act of 1933, as amended on September 17, 1999 and September 28, 1999 and by any other amendments to such Registration Statement made prior to the effective date (collectively, the "Registration
Statement"), under the caption "Description of Capital Stock," and each of which are hereby incorporated herein by reference.

Item 2.  Exhibits.
         ---------

     Each Exhibit is incorporated by reference to Exhibits contained in the Registrant's Registration Statement. The form of Prospectus filed by
Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.

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

                Form S-1
                 Exhibit
  Exhibit        Number                          Description
 ---------      --------                         -----------

     1            3.1          Certificate of Incorporation of Charlotte Russe Holding, Inc., as amended

     2            3.2          Certificate of Amendment to the Certificate of Incorporation of Charlotte
                               Russe Holding, Inc., to become effective simultaneously with the completion of the offering of the Common Stock

     3            3.3          Amended and Restated By-laws of Charlotte Russe Holding, Inc.

     4            4.1          Form of Common Stock Certificate

     5           10.25         Stockholders Agreement dated as of September 27, 1999 by and among the
                               Registrant, the SK Equity Fund, L.P., The SK Investment Fund, and Bernard Zeichner




                                     -2-


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     Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         CHARLOTTE RUSSE HOLDING, INC.


                                         By: /s/ Daniel T. Carter
                                             ----------------------------------
                                             Name: Daniel T. Carter
                                             Title: Executive Vice President
                                                    and Chief Financial Officer


Dated:   October 15, 1999